UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 28, 2008 (August 27, 2008)

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices, including zip code)

(949) 461-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On August 28, 2008, Valeant Pharmaceuticals International announced that its wholly-owned subsidiary, Valeant Pharmaceuticals North America ("Valeant"), had entered into a License and Collaboration Agreement (the "Agreement"), dated August 27, 2008, with Glaxo Group Limited, a company organized under the laws of England and Wales ("GSK"), pursuant to which Valeant has agreed to collaborate with GSK to develop and commercialize retigabine, a first in class investigational drug for treatment of adult epilepsy patients with refractory partial onset seizures ("Retigabine"), in the manner and subject to the terms and conditions set forth in the Agreement.

Pursuant to the terms of the Agreement, Valeant will grant co-development rights and worldwide commercialization rights to GSK.  GSK and Valeant have agreed to collaborate on the development and marketing of Retigabine in the United States, Australia, New Zealand, Canada and Puerto Rico (the "Collaboration Territory").  In addition, Valeant will grant GSK an exclusive license to develop and commercialize Retigabine in countries outside of the Collaboration Territory and certain backup compounds to Retigabine worldwide.

GSK has agreed to pay Valeant an upfront fee of $125 million upon closing of the transaction.  GSK will pay Valeant up to $545 million based on the achievement of certain regulatory, commercialization and sales milestones and the development of additional indications for Retigabine.  In addition, GSK has agreed to pay Valeant up to an additional $150 million if certain regulatory and commercialization milestones are achieved for backup compounds to Retigabine.

The Agreement provides that Valeant and GSK will share net profits in the Collaboration Territory, with Valeant receiving up to 50% of the net profits in the Collaboration Territory determined on a country by country and product-by-product basis for a period until the occurrence of certain specified events.  Any net loss or negative net profit of Valeant in any quarter will be credited and carried over by GSK to offset Valeant's share of net profits in subsequent quarters.

GSK will pay royalties of up to 20% of net sales of Retigabine products sold by GSK outside of the Collaboration Territory.  Additionally, if backup compounds are developed and commercialized by GSK, GSK will pay Valeant royalties of up to 20% of net sales of products based on such backup compounds.  In each case, royalties with respect to sales of Retigabine products outside of the Collaboration Territory or products based on a back-up compound will be payable by GSK to Valeant on a country by country basis, until the occurrence of certain specified events, with a reduced royalty rate payable for a specified time period thereafter.  Royalty rates payable by GSK to Valeant will be adjusted downward on a country by country basis if the sum of GSK's cost of goods for Retigabine products (or product based on a back-up compound, as the case may be) and the applicable royalty rate exceeds a specified threshold, provided that the royalty rates payable by GSK to Valeant will not be reduced below a minimum percentage specified in the Agreement.

Valeant and GSK will jointly fund global research and development expenses for Retigabine and GSK will fund the development expenses of any backup compound.  Valeant and GSK will share equally research and development costs and pre-commercialization costs with respect to Retigabine in the Collaboration Territory prior to the commercial launch of a Retigabine product and GSK shall be responsible for all costs outside the Collaboration Territory.  Following the launch of a Retigabine product, the parties will share equally operating expenses with respect to Retigabine in the Collaboration Territory, and GSK will be responsible for all expenses relating to countries outside of the Collaboration Territory as well as the development and commercialization of any backup compounds.

A joint steering committee comprised of an equal number of representatives of each of GSK and Valeant will oversee, review and coordinate the activities of the parties under the Agreement.  Decisions of the joint steering committee will be by unanimous vote, subject to escalation to senior management of GSK and Valeant in the event of a disagreement among the members of the joint steering committee.  During the Review Period (as defined below), Valeant will be entitled to resolve any impasse not resolved by escalation to senior management of GSK and Valeant, except for certain matters that will require the agreement of both Valeant and GSK.  Following the Review Period, GSK will be entitled to resolve any impasse not resolved by escalation to senior management of GSK and Valeant, except for certain matters that will require the agreement of both Valeant and GSK.

The Agreement contains customary representations and warranties.  Each party to the Agreement will indemnify the other party for certain liabilities related to (i) activities by such party with respect to the research, development, manufacture and commercialization of Retigabine and related products or compounds and/or (ii) any material breach of the representations, warranties, or covenants by such party, subject to the limitations described in the Agreement.

The Agreement also includes certain restrictions on the ability of GSK and Valeant to directly or indirectly commercialize direct or indirect competing products during the term of the Agreement.

The Agreement will continue on a country by country basis until GSK has no remaining payment obligations with respect to such country.  Additionally, either party may terminate the Agreement upon the insolvency of the other party or in the event of an uncured breach by the other party.  GSK also has the right to terminate the Agreement at any time prior to the receipt of the approval of the United States Food and Drug Administration of a new drug application for a Retigabine product, which right may be irrevocably waived at any time by GSK.  The period of time prior to such termination or waiver is referred to as the "Review Period".  If GSK terminates the Agreement prior to the expiration of the Review Period, Valeant could be required to refund to GSK a significant portion of the upfront fee, however, the refundable portion will be reduced based on the amount of time that has elapsed since the closing of the transaction.

The closing of the transaction contemplated by the Agreement is subject to the satisfaction or waiver of customary conditions, including the expiration or termination of the waiting periods under the Hart Scott Rodino Antitrust Improvements Act.  The transaction is expected to close in the fourth quarter of 2008.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement.  Valeant expects to file a copy of the Agreement as a part of an amendment to this Report on Form 8-K as soon as practicable.  Portions of the Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission (the "SEC").  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements including, but not limited to, statements regarding the amount and timing of milestone and royalty payments, expectations or plans for Valeant's development program for Retigabine, and the commercial opportunity Retigabine may present for Valeant.

In addition, the statements in this Report on Form 8-K are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties related to the clinical development of Retigabine, the fact that adverse events are not always immediately apparent even in well designed clinical trials, regulatory approval processes, the potential that competitors may bring to market drugs or treatments that are more effective or more commercially attractive than Retigabine, and other risks and uncertainties discussed in Valeant’s filings with the SEC.  While Valeant may elect to update these forward-looking statements at some point in the future, unless required by applicable law, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Valeant’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint Press Release of Valeant Pharmaceuticals International and GlaxoSmithKline, dated August 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International

Date: August 28, 2008	By: /s/ STEVE T. MIN Steve T. Min Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Valeant Pharmaceuticals International and GlaxoSmithKline, dated August 28, 2008